VALENCE REPORTS FIRST QUARTER FY 2004 RESULTS
TRANSFER OF MANUFACTURING OPERATIONS TO CHINA TO RESULT IN DRAMATIC COST SAVINGS


AUSTIN, TX, AUGUST 13, 2003 -- Valence Technology, Inc. (NASDAQ: VLNC), a leader in the development and commercialization of Saphion(TM) technology and Lithium-ion polymer rechargeable batteries, today reported results for its first quarter of fiscal year 2004 ended June 30, 2003.

The Company reported $1.6 million in revenue for its first quarter of fiscal year 2004, representing a 220% increase over $509 thousand in its first quarter of 2003, and an increase of 41.8% from $1.2 million in its fourth quarter of 2003. In addition, $1.4 million in shipments was recorded as deferred revenue and will be recognized as revenue over the upcoming months. The Company reported a net loss of $9.5 million, or $.13 per basic and diluted share, compared to a net loss of $9.7 million, or $.19 per basic and diluted share, in its first quarter of 2003, and a net loss of $10.1 million, or $.13 cents per basic and diluted share, in its fourth quarter of 2003.

"Our first quarter was marked by continued solid progress in all areas of our business, " stated Stephan Godevais, chairman and CEO of Valence. "Sales of the N-Charge(TM) are increasing at a steady rate, as a result of our traction with national retail chains and Tier One customers. We have reached key milestones in the implementation of our low cost manufacturing strategy and have made significant progress in the development of our future technologies. We expect these major steps forward to have a positive impact on the future of our business."

Valence also announced today that as a result of the progress and significant cost savings offered by its manufacturing partners, it plans to transfer manufacturing operations from the Mallusk, Northern Ireland facility to China. "In addition to reducing our per unit manufacturing costs by over 50%, this transfer will significantly reduce our quarterly cash burn and working capital requirements," added Stephan Godevais.

In connection with this transfer, the Company will record a non-cash charge in the range of $13.0 to $15.0 million related to the write-down of certain assets in the quarter ending September 30, 2003. The Company will record an additional $3.0 million liability for the expected termination of the Letter of Offer with Invest Northern Ireland (INI). The liability recorded for the INI will be discharged using restricted common stock over a three-year period beginning March 31, 2004. The terms of the arrangement preclude the INI from short selling the common stock at any time and restrict trading of the stock for a period of one year. The termination of the Letter of Offer will release the Company from any restrictions including the sale or transfer of its equipment.

ABOUT VALENCE TECHNOLOGY, INC.

Valence is a leader in the development and commercialization of Saphion(TM) technology and Lithium-ion polymer rechargeable batteries. Valence holds an extensive, worldwide portfolio of issued and pending patents relating to its Saphion(TM) technology and Lithium-ion polymer rechargeable batteries. The company has facilities in Austin, Texas, Henderson, Nevada and Mallusk, Northern Ireland. Valence is traded on the NASDAQ SmallCap Market under the symbol VLNC and can be found on the Internet at WWW.VALENCE.COM.


FORWARD-LOOKING STATEMENT

The information contained herein includes "forward-looking statements." The company cautions readers not to put undue reliance on forward-looking statements. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those described herein, for the reasons, among others, discussed in our reports filed with the Securities and Exchange Commission.


MEDIA CONTACT                                INVESTOR CONTACT

Blanc and Otus Public Relations              Valence Technology
Sue Ellen M. Schaming                        Kevin Mischnick
SSCHAMING@BLANCANDOTUS.COM                   Vice President of Finance
(415) 856-5129                               (512) 527-2900




                                      # # #




                    VALENCE TECHNOLOGY, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
               (in thousands, except share and per share amounts)
                                   (unaudited)

                                                                June 30, 2003         March 31, 2003
                                                                --------------        ---------------
ASSETS
Current assets:
     Cash and cash equivalents                                 $        8,667       $          6,616
     Trade receivables, net of allowance of $130 and $130
       as of June 30, 2003 and March 31, 2003, respectively               805                  1,218
     Inventory                                                          4,907                  2,757
     Prepaid and other current assets                                   1,344                  1,495
                                                               ---------------      -----------------
          Total current assets                                         15,723                 12,086

Property, plant and equipment, net                                     14,405                 14,279
Intellectual property, net                                              9,427                  9,789
                                                               ---------------      -----------------
                         Total assets                          $       39,555       $         36,154
                                                               ===============      =================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
     Current portion of long-term debt                         $          852       $            810
     Accounts payable                                                   3,173                  3,511
     Accrued expenses                                                   2,634                  2,013
 Deferred revenue                                                       1,452                     14
     Grant payable                                                      1,797                  1,715
                                                                --------------        ---------------
          Total current liabilities                                     9,908                  8,063

Long-term interest                                                      7,483                  6,744
Long-term debt, less current portion                                    5,725                  5,623
Long-term debt to stockholder                                          33,419                 33,242
                                                               ---------------      -----------------
          Total liabilities                                            56,535                 53,672
                                                               ---------------      -----------------
Commitments and contingencies

Stockholders' equity (deficit):
Preferred stock, $0.001 par value, authorized, issued and
  outstanding 1,000 shares at June 30, 2003                             8,577                      -
Common stock, $0.001 par value, authorized:  100,000,000 shares, issued and outstanding:  71,734,022 and 71,722,794 shares
      at June 30, 2003 and March 31, 2003, respectively                    72                     72
Additional paid-in capital                                            367,762                366,518
Deferred compensation                                                    (212)                  (181)
Notes receivable from stockholder                                      (4,953)                (5,161)
Accumulated deficit                                                  (384,109)              (374,604)
Accumulated other comprehensive loss                                   (4,117)                (4,162)
                                                               ---------------      -----------------
          Total stockholders' equity (deficit)                        (16,980)               (17,518)
                                                               ---------------      -----------------

               Total liabililities and stockholders             $      39,555       $         36,154
                 equity (deficit)                              ===============      =================


The accompanying notes are an integral part of these condensed consolidated financial statements.

                    VALENCE TECHNOLOGY, INC. AND SUBSIDIARIES
     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                Three Months Ended
                                    -------------------------------------------

                                        June 30, 2003          June 30, 2002
                                    --------------------    -------------------
Revenue:
Licensing and royalty revenue       $               556     $                1
Battery and system sales                          1,075                    508
                                    --------------------    -------------------
Total revenues                                    1,631                    509
Cost of sales:                                    3,818                  2,522
                                    --------------------    -------------------
Gross profit (loss)                              (2,187)                (2,013)
Operating expenses:
Research and product  development                 2,056                  2,798
Marketing                                           958                    783
General and administrative                        2,468                  2,413
Depreciation and amortization                       788                    645
                                    --------------------    -------------------
Total costs and expenses                          6,270                  6,639
                                    --------------------    -------------------
Operating loss                                   (8,457)                (8,652)
Interest and other income                            80                    116
Interest expense                                 (1,112)                (1,123)
                                      ------------------      -----------------
Net loss                                         (9,489)                (9,659)

Preferred stock dividends accrued                    16
Net loss available to common
stockholders                        $            (9,505)    $           (9,659)
                                    ====================    ===================
Other comprehensive loss:
Net loss                            $            (9,489)    $           (9,659)
Change in foreign currency
translation adjustments                              45                     60
                                    --------------------    -------------------
Comprehensive loss                  $            (9,444)    $           (9,599)
                                    ====================    ===================
Net loss per share                  $             (0.13)    $            (0.19)
                                    ====================    ===================
Net loss per share available to
common stockholders                 $             (0.13)    $            (0.19)
                                    ====================    ===================
Shares used in computing net
loss per share available
to common stockholders,
basic and diluted                                71,728                 51,488
                                    ====================    ===================



The accompanying notes are an integral part of these condensed consolidated financial statements.